Exhibit 1.1

TEEKAY OFFSHORE PARTNERS L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$100,000,000

Equity Distribution Agreement

August 18, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Ladies and Gentlemen:

Teekay Offshore Partners L.P. is a limited partnership organized under the laws of the Marshall Islands (the “Partnership”). Teekay Offshore GP L.L.C. is a limited liability company organized under the laws of the Marshall Islands and the sole general partner of the Partnership (the “General Partner”). The Partnership owns a 100% interest in Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company (“Teekay Offshore Holdings”). Teekay Offshore Holdings owns (i) a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (the “Operating Company”) and (ii) a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (the “OLP GP”). The OLP GP owns a 0.91% general partner interest in the Operating Company. The entities set forth on Schedule I are direct or indirect subsidiaries of the Partnership and are referred to herein collectively as the “Operating Subsidiaries” and each as an “Operating Subsidiary.” The General Partner, the Partnership, Teekay Offshore Holdings, the OLP GP, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Teekay Entities.” References herein to Schedule I shall mean such schedule as updated from to time to time as agreed between the parties hereto.

The Partnership confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1.        Description of Units. The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $100,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For avoidance of doubt, the term “Units” as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. For purposes of selling the Units through the Manager, the Partnership hereby appoints the Manager as exclusive agent of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex B hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2.        Representations and Warranties. The Partnership represents and warrants to, and agrees with, the Manager at the Execution Time as set forth below.

2.1	Registration. The Partnership meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-197053) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto and any related Rule 462(b) Registration Statement filed prior to the Execution Time or prior to such time this representation is repeated or deemed to be made, has been declared or become effective under the Act. Copies of such Registration Statement and each of the amendments thereto, if any, which are not publicly available at www.sec.gov have been delivered by the Partnership to you.

Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents or information incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Partnership, threatened by the Commission.

2.2	Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) as of the relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

2.3

Form of Documents. The Registration Statement conformed when filed and will conform in all material respects on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Units, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the applicable requirements of the Act and the rules and regulations thereunder. The Prospectus Supplement and the Prospectus conformed or will conform in all material respects when filed with the Commission pursuant to Rule 424(b), and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Units, to the requirements of the Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus Supplement or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

2.4	No Material Misstatements or Omissions in the Registration Statement. The Registration Statement, as of each Effective Date, at the Execution Time, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Manager specifically for inclusion therein, it being understood that such information shall consist solely of the information described in Section 7.2 below.

2.5	No Material Misstatements or Omissions in the Prospectus. The Prospectus, at the Execution Time, at each Applicable Date, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Manager specifically for inclusion therein, it being understood that such information shall consist solely of the information described in Section 7.2 below.

2.6	No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus Supplement or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7	Proceedings Under the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

2.8	Regulation M Exceptions. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.9	Other Sales Agency Agreements. The Partnership is not party to any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

2.10	Formation and Qualification. Each of the Teekay Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Settlement Date, and to conduct its business in all material respects as described in the Prospectus.

2.11	Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (excluding any preferred units from such calculation); such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) (except restrictions on transferability contained in the Partnership Agreement as described in the Prospectus, or under applicable securities laws).

2.12	Ownership of the Sponsor Units and Incentive Distribution Rights in the Partnership. (i) Teekay Corporation, a Marshall Islands corporation (“Teekay”), owns, directly or indirectly, 39,138,990 Common Units (as defined in the Partnership Agreement) (referred to herein as the “Sponsor Units”) (which number includes 58,747 Common Units owned directly by the General Partner); and (ii) the General Partner owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”), in each case free and clear of all Liens except (A) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws and (B) pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance Limited, a Bermuda exempted company, the lenders party thereto, and Citibank, N.A., as administrative agent, as amended.

2.13	Valid Issuance of the Units. At each Settlement Date and each Time of Delivery, if any, the Units to be issued and sold on such date and the limited partner interests represented thereby will be duly authorized by the Partnership and/or the General Partner pursuant to the Partnership Agreement and, when issued and delivered to the Manager against payment therefor in accordance with the terms hereof, will be validly issued without violation of any preemptive right, resale right, right of first refusal or similar right, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act) and will conform to the description thereof in the Registration Statement and the Prospectus.

2.14	Ownership of the General Partner. Teekay Holdings directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended on or prior to the date hereof (the “General Partner LLC Agreement”) without violation of any preemptive right, resale right, right of first refusal or similar right, and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and the General Partner LLC Agreement); and Teekay Holdings owns such membership interest free and clear of all Liens.

2.15	Ownership of Teekay Offshore Holdings. The Partnership owns a 100% membership interest in Teekay Offshore Holdings; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings, as amended on or prior to the date hereof (the “Teekay Offshore Holdings LLC Agreement”) without violation of any preemptive right, resale right, right of first refusal or similar right, and is fully paid (to the extent required under the Teekay Offshore Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the Teekay Offshore Holdings LLC Agreement); and the Partnership owns such membership interest free and clear of all Liens except for Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Prospectus.

2.16	Ownership of the OLP GP. Teekay Offshore Holdings owns a 100% membership interest in OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (the “OLP GP LLC Agreement”) without violation of any preemptive right, resale right, right of first refusal or similar right, and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and the OLP GP LLC Agreement); and Teekay Offshore Holdings owns such membership interest free and clear of all Liens except for Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Prospectus.

2.17	Ownership of the Operating Company. (1) Teekay Offshore Holdings directly owns a 99.09% limited partner interest in the Operating Company and (2) OLP GP directly owns a 0.91% general partner interest in the Operating Company; such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Company, as amended on or prior to the date hereof (the “Operating Company Partnership Agreement”) without violation of any preemptive right, resale right, right of first refusal or similar right, and are fully paid (to the extent required under the Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act); and Teekay Offshore Holdings and OLP GP own such partner interests free and clear of all Liens except for Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Prospectus.

2.18	Ownership of the Operating Subsidiaries. The Partnership, Teekay Offshore Holdings and the Operating Company own, directly or indirectly, the equity interests of the Operating Subsidiaries as described on Schedule I; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary, amended on or prior to the date hereof (the “Operating Subsidiaries’ Organizational Documents”) without violation of any preemptive right, resale right, right of first refusal or similar right, and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the relevant organizational documents); and the Partnership, Teekay Offshore Holdings and the Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Prospectus.

2.19	No Other Subsidiaries. Other than its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in Teekay Offshore Holdings, (ii) Teekay Offshore Holdings’ ownership of a 100% membership interest in OLP GP, (iii) Teekay Offshore Holdings’ ownership of the partnership interests (directly and indirectly, through OLP GP) in the Operating Company as specified in Section 2.17 above and (iv) the Operating Company’s, Teekay Offshore Holdings’ or Partnership’s ownership, as applicable, (directly or indirectly) of the percentage of the equity interests in each of the Operating Subsidiaries specified in Schedule I, neither the Partnership, Teekay Offshore Holdings nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except as described in the Prospectus.

2.20	No Preemptive Rights or Options. Except as described in the Registration Statement or the Prospectus, or as otherwise set forth in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Teekay Entities (except for Operating Subsidiaries that are not 100% owned). Except as described in the Registration Statement or the Prospectus, there are no outstanding options or warrants to purchase (i) any Series A Preferred Units, (ii) any Series B Preferred Units, (iii) any Series C-1 Preferred Units, (iv) any Series D Preferred Units, (v) any Common Units, Incentive Distribution Rights or other interests in the Partnership or (vi) to the Partnership’s knowledge, any membership interests in the General Partner or Teekay Offshore Holdings, any partnership interests in the Operating Company, or any equity interests in any Operating Subsidiary (except as is contained in Section 78 of the Marshall Islands Business Corporations Act).

2.21	No Registration Rights. No holder of securities of any of the Teekay Entities has rights to the registration of such securities under the Registration Statement, except for any rights of (i) the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement, (ii) certain institutional investors pursuant to that certain Registration Rights Agreement, by and among the Partnership and the Purchasers Named on Schedule A thereto, dated July 1, 2015, (iii) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to Common Units of the Partnership, and (iv) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to certain preferred units and warrants of the Partnership (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to the offerings and sale of the Units.

2.22	Capitalization. The issued and outstanding limited partner interests of the Partnership consist of (i) the number of Common Units specified in the Prospectus, as adjusted for the sale of any Common Units pursuant to this Agreement or any Terms Agreement, any grant of restricted units or options to purchase Common Units under the Partnership’s 2006 Long Term Incentive Plan (as it may be amended), any issuance of Common Units pursuant to the terms of the Series A Warrants and Series B Warrants, (ii) 6,000,000 Series A Preferred Units, (iii) 5,000,000 Series B Preferred Units, (iv) 8,517,745 Series C-1 Preferred Units, (v) 4,000,000 Series D Preferred Units and (vi) the Incentive Distribution Rights. All of such Common Units, Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units, Series D Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Partnership’s Form 8-A/A filed with the Commission on July 29, 2016 (the “Form 8-A/A”) under the caption “Our Partnership Agreement—Limited Liability”).

2.23	Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Teekay Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

2.24	Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Partnership.

2.25	Enforceability of Other Agreements.

a)	the General Partner LLC Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of Teekay Holdings, enforceable against Teekay Holdings in accordance with its terms;

b)	the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

c)	the Teekay Offshore Holdings LLC Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

d)	the OLP GP LLC Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of Teekay Offshore Holdings, enforceable against the Teekay Offshore Holdings in accordance with its terms;

e)	the Operating Company Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the OLP GP and Teekay Offshore Holdings enforceable against the OLP GP and Teekay Offshore Holdings in accordance with its terms; and

f)	each of the Operating Subsidiaries’ Organizational Documents have been duly authorized, executed and delivered by the appropriate Teekay Entity and is a valid and legally binding agreement of such Teekay Entity, enforceable against such Teekay Entity in accordance with its terms;

provided that, with respect to each agreement described in this Section 2.25, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The General Partner LLC Agreement, the Partnership Agreement, the Teekay Offshore Holdings LLC Agreement, the OLP GP LLC Agreement, the Operating Company Partnership Agreement, the certificates of limited partnership or formation and other organizational documents of the General Partner, the Partnership, Teekay Offshore Holdings, OLP GP and the Operating Company, and the Operating Subsidiaries’ Organizational Documents are herein collectively referred to as the “Organizational Documents.”

2.26

No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, except as set forth in the Prospectus.

2.27	No Consents. Except for (i) the registration of the Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Units by the Manager, and (iii) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of the Partnership to perform its obligations under this Agreement, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the parties hereto (other than the Manager), or the consummation of the transactions contemplated by this Agreement.

2.28

No Default. None of the Teekay Entities is (i) in violation of its Organizational Documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

2.29	Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein will conform in all material respects to the descriptions thereof contained in the Prospectus.

2.30	No Material Adverse Change. Since the date of the latest audited financial statements included in the Prospectus, (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Prospectus.

2.31	Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference into the Registration Statement and the Prospectus (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.

2.32	Independent Registered Public Accounting Firm. KPMG LLP, who have certified the financial statements of the Partnership and delivered their report with respect to such audited consolidated financial statements included in the Registration Statement and the Prospectus, are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

2.33	Transfer Taxes. There are no transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Units or the consummation of the transactions contemplated by this Agreement.

2.34	Title to Properties. The Operating Company and the Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Prospectus as owned by the Operating Company and the Operating Subsidiaries. Each Operating Subsidiary identified on Annex A is the owner, lessee or charterer, as indicated, of the vessel set forth opposite its name on Annex A (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property, vessels and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property, vessels and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

2.35	Vessel Registration. Each vessel identified in Annex A is duly registered under the laws of the jurisdiction set forth on Annex A in the name of the applicable Operating Subsidiary or other Teekay Entity, free and clear of all Liens except for Permitted Liens.

2.36

Permits. Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Prospectus, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.

2.37	Insurance. Except as set forth in the Prospectus, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the General Partner believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

2.38	Contracts to be Described or Filed. To the knowledge of the Partnership, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

2.39

Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement and the Prospectus which is not adequately disclosed in the Registration Statement or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Partnership, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to

(1) individually or in the aggregate have a Material Adverse Effect, except as set forth in the Prospectus or (2) prevent or result in the suspension of the offering and issuance of the Units, or (B) questions the validity of this Agreement and the statements in the Registration Statement or the Prospectus under the headings “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

2.40	Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Registration Statement and the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.

2.41	Sarbanes-Oxley Act of 2002. The Teekay Entities are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

2.42	Internal Controls. Each of the Teekay Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and none of the Teekay Entities is aware of any material weakness in their internal controls over financial reporting.

2.43	Disclosure Controls. The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

2.44	No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect, except as set forth in the Prospectus.

2.45	Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect or as set forth in the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect or as set forth in the Prospectus.

2.46	Environmental Compliance. Except as described in the Prospectus, each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance, deviation, violation, release or cleanup from that described in (i) – (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

2.47

Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Prospectus.

2.48	Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect and except as set forth in the Prospectus, and the Partnership believes that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.

2.49	No Distribution of Other Offering Materials. None of the Teekay Entities has distributed or will distribute, any offering material (as defined under the Act) in connection with the offering and sale of the Units other the Registration Statement, Prospectus and any Prospectus Supplement, and any other materials, if any, permitted by the Act, including Rule 134 under the Act.

2.50	NYSE Listing. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

2.51	Investment Company. None of the Teekay Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” and after giving effect to the Offering will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

2.52	Passive Foreign Investment Company. To the knowledge of the Partnership, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.53	Tax Status. None of the Teekay Entities, other than the Partnership and the General Partner, has elected to be classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Teekay Entities, other than the Partnership and the General Partner, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Teekay Entity that is classified other than as a corporation without regard to whether it makes an election).

2.54	Foreign Corrupt Practices Act. No Teekay Entity nor any director, officer, agent, employee or affiliate of any Teekay Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.55	Sanctions Laws and Regulations. Neither the sale of the Units by the Partnership hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

2.56	Sanctions Authorities. None of the Teekay Entities is, and, to the knowledge of the Partnership, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently the subject of, or in possession of written notice from a governmental authority asserting that it may become the subject of, any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority; and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (“Person”), for the purpose of financing the activities of or with any Person, or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by such authorities.

2.57	Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

2.58	Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or the Manager for a brokerage commission, finder’s fee or other like payment in connection with any of the transactions contemplated by this Agreement.

2.59	Market Stabilization. None of the Teekay Entities has taken, and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

2.60	Prohibition on Dividends. Except as provided in the credit and loan agreements described in the Registration Statement and the Prospectus and by Section 51 of the Marshall Islands Limited Partnership Act, Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, neither Teekay Offshore Holdings, the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership, Teekay Offshore Holdings or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership, Teekay Offshore Holdings or the Operating Company any loans or advances to such subsidiary from the Partnership, Teekay Offshore Holdings or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, Teekay Offshore Holdings, the Operating Company or any other subsidiary of the Partnership.

2.61	Statistical and Market Data. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

2.62	XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of any Teekay Entity and delivered to the Manager or to counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to the Manager.

3.        Sale and Delivery of Units.

3.1	Sale of Units by Manager, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

a)	The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NYSE, (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3.1 shall be the market price for the Partnership’s Common Units sold by the Manager under this Section 3.1 on the NYSE at the time of sale of such Units. In any event, the Manager cannot and will not sell fractional Units.

b)	The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Partnership.

c)

The Partnership shall not authorize the issuance and sale of, and the Manager shall not sell, any Unit at a price lower than the minimum price therefor designated, if any, from time to time by the Board of Directors of the General Partner (the “Board”), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to the Manager in writing. The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4.11 – 4.23, be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4.24 until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4.11).

d)	The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3.1, other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under of the Act and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager pursuant to a Terms Agreement.

e)	The compensation to the Manager for sales of the Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3.1 and payable as described in the succeeding subsection 3.1(f) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Partnership may sell Units to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

f)	The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3.1 setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

g)	Settlement for sales of the Units pursuant to this Section 3.1 will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to the Manager’s or the Manager’s designee’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

h)	At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4.11), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

3.2	Sale of Units by Manager, as Principal. If the Partnership wishes to issue and sell Units pursuant to this Agreement but other than as set forth in Section 3.1 of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement, which terms shall be approved by the Board. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

3.3	Terms Agreement. Each sale of the Units to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by the Manager. The commitment of the Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by the Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager. No terms Agreement may authorize the sale of fractional Units.

3.4	Limitation on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

3.5	Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4.        Agreements. Each of the Teekay Entities agrees with the Manager that:

4.1

Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Units is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Partnership has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the

Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Partnership will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use promptly its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

4.2	Notice of Material Change. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus, as supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

4.3

Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Units is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 4.1, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

4.4	Reports to Security Holders and Manager. As soon as practicable, the Partnership will make generally available, via the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to its security holders and to the Manager an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

4.5	Signed Copies of Registration Statement. The Partnership will furnish, or otherwise make available upon request, to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Manager may reasonably request.

4.6	Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Manager may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

4.7	No Issuer Free Writing Prospectus. Each of the Partnership and the Manager agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

4.8	Limitation on Sale of Common Units. If sales of the Units have been made but not settled, or the Partnership has had outstanding with the Manager any instructions to sell the Units, in either case, within the prior five Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Partnership may (i) issue and sell Units pursuant to this Agreement or any Terms Agreement, (ii) grant restricted units or options to purchase Common Units under the Partnership’s 2006 Long-Term Incentive Plan, as it may be amended, and issue Common Units upon exercise or vesting thereof, (iii) issue Common Units in payment of distributions on its preferred units, (iv) issue Common Units upon the conversion of any of its preferred units, and (v) issue and sell Common Units upon the exercise of its Series A Warrants and Series B Warrants issued as of June 29, 2016.

4.9	Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

4.10	Notifications to Manager. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

4.11	Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii), (iii), (iv), (vi) or (vii) below), (ii) the Partnership shall file an Earnings 6-K (defined below) (the date of each such filing, and any date on which an amendment to any such document is filed, an “Earnings Filing Date”) (iii) the Partnership shall file a Report on Form 6-K (each a “Quarterly Report”) containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (other than an Earnings 6-K) (the date of each such filing, and any date on which an amendment to any such document is filed, a “Quarterly Filing Date”) (iv) the Partnership shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (v) the Units are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (vi) the Partnership shall file a Report on Form 6-K containing financial statements, which is incorporated by reference into the Registration Statement, or (vii) otherwise as the Manager may reasonably request upon reasonable advance notice to the Partnership (such commencement or recommencement date and each such date referred to in (i) – (vii) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6.4 of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6.4, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing or anything in this Agreement to the contrary, no “Representation Date” shall be deemed to occur during any period where either the Partnership or the Manager has suspended sales hereunder.

4.12	Opinion of Partnership Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Perkins Coie LLP, counsel to the Partnership (“Partnership Counsel”), dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex C, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.13	Opinion of Associate General Counsel of Teekay Corporation. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of either the General Counsel or Associate General Counsel of Teekay Corporation, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex D, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.14	Opinion of Watson Farley & Williams LLP. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Watson Farley & Williams LLP, counsel relating to Marshall Islands law for the Partnership, or its affiliate, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex E, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.15	Opinion of Thommessen Krefting Greve Lund AS. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.15 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Thommessen Krefting Greve Lund AS, special Norway counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.16	Opinion of MNKS. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.16 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of MNKS, special Luxembourg counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.17	Opinion of Houthoff Buruma Coöperatief U.A. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.17 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Houthoff Buruma Coöperatief U.A., special Netherlands counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.18	Opinion of Wong Tan & Molly Lim LLC. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.18 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Wong Tan & Molly Lim LLC, special Singapore counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.19	Opinion of CMS Cameron McKenna LLP. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.19 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of CMS Cameron McKenna LLP, special Scotland counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.20	Opinion of Watson Farley & Williams LLP. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.20 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Watson Farley & Williams LLP, special English counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.21	Opinion of McCarthy Tetrault. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.21 was previously provided at the corresponding Earnings Filing Date), the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of McCarthy Tetrault, special Canadian tax counsel for the Partnership, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.22	Opinion of Manager Counsel. At each Representation Date, Vinson & Elkins L.L.P., counsel to the Manager, shall deliver a written opinion, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

4.23	Letters of Independent Accountant. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files an Earnings 6-K, a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, or (iv) at the Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 20-F) incorporated by reference into the Prospectus, the Partnership shall cause KPMG LLP or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letters referred to in Section 6.5 but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

4.24	Due Diligence. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Manager may reasonably request.

4.25	Manager Trading. The Partnership consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

4.26

Disclosures in Periodic Reports. At all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Units, the Partnership shall file its Annual Reports on Form 20-F within the periods required under the Exchange Act and, for each of the first three fiscal quarters of the Partnership’s fiscal year, Quarterly Reports within 90 days after the end of the period covered under such Quarterly Report, each setting forth consolidated financial statements and financial schedules of the Partnership and the subsidiaries of the Partnership, together with related notes, prepared in accordance with Regulation S-X under the Act and with United States generally accepted accounting principles consistently applied at the times and during the periods involved. The Partnership shall disclose in such Annual Reports on Form 20-F and such Quarterly Reports the number of Units sold through the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

4.27	Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Sections 6.1, 6.6 or 6.7 shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

4.28	Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date and Representation Date, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date; and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date.

4.29	Sufficient Common Units for Issuance. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

4.30	Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Units is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

4.31	DTC. The Partnership shall cooperate with Manager and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

4.32	Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

4.33	Investment Company; PFIC. For a period of four years after any Settlement Date, the Partnership will use its commercially reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become required to register as an “investment company” under the 1940 Act. For a period of three years after any Settlement Date, the Partnership will use its commercially reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become a PFIC that would require action on the part of a unitholder to make an election to treat the PFIC as a “qualified electing fund” with respect to such unitholder.

4.34	PFIC Notice to Unitholders. If the Partnership notifies its unitholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Manager, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each Teekay Entity that is a PFIC.

4.35	Sanctions Laws and Regulations. The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Units hereunder. Further, the Partnership will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Units, directly or indirectly, for any purpose or activity that would reasonably be expected to cause the Manager or any purchaser of the Units to be in violation of the Sanctions Laws and Regulations or any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.

5.        Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. It is understood however, that except as provided in Sections 3.1(e), 5 and 7 hereof, the Manager will pay all of its own out of pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement. If Units having an aggregate offering price of at least $25,000,000 have not been offered and sold under this Agreement and all Terms Agreements by the Manager prior to August 18, 2017 (or such earlier date on which the Partnership terminates this Agreement), the Partnership shall reimburse the Manager for all of its reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of a single counsel for the Manager, incurred by it in connection with the offering contemplated by this Agreement, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder; provided however, that such reimbursement obligation of the Partnership shall not exceed $100,000.

6.        Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

6.1	The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership, threatened.

6.2	The Partnership shall have furnished or caused to be furnished the opinions and letters from its counsel and accountants as set forth in Section 4, on the dates as set forth in Section 4.

6.3	The Manager shall have received from Vinson & Elkins L.L.P., counsel for the Manager, an opinion as set forth in Section 4.22, on the dates as set forth in Section 4, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

6.4	The General Partner shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4.11 of this Agreement, a certificate by its principal executive officer and principal financial officer dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

a)	the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

b)	no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;

c)	since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, as amended or supplemented; and

d)	on those Representation Dates when the opinions referred to in Section 4.15 through Section 4.21 are not provided, that, to such officer’s knowledge, there has not been any material change in the facts on which the opinions in Section 4.15 through Section 4.21 are based.

6.5	The Partnership shall have requested and caused KPMG LLP to have furnished to the Manager, on every date specified in Section 4.23 hereof and to the extent reasonably requested by the Manager in connection with any offering of the Units a comfort letter, dated respectively as of such date, in form and substance reasonably satisfactory to the Manager.

6.6	Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter referred to in Section 6.5 or (ii) any adverse change, or any development involving a prospective adverse change that would reasonably be expected to have a Material Adverse Effect, which, in the Manager’s opinion, would materially and adversely affect the market for Units.

6.7	Since the date of the most recent financial statements included in the Prospectus, there shall not have been any decrease in the rating of any of the debt securities of the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

6.8	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

6.9	The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

6.10	Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Vinson & Elkins L.L.P., counsel for the Manager, at 2200 Pennsylvania Ave. NW, Suite 500 West, Washington, DC 20037, or electronically to Vinson & Elkins L.L.P. at an address provided by it to the Partnership or its counsel, on each such date as provided in this Agreement.

7.        Indemnification and Contribution.

7.1

The Partnership agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Prospectus, Base Prospectus, Prospectus Supplement, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Manager specifically for inclusion therein, it being understood that such information shall consist solely of the information described in Section 7.2 below. This indemnity agreement will be in addition to any liability that the Partnership may otherwise have.

7.2	The Manager agrees to indemnify and hold harmless the Partnership, its directors, officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to the Manager, but only with reference to written information relating to the Manager furnished to the Partnership by or on behalf of the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

7.3

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7.1 or 7.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7.1 or 7.2. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

7.4

In the event that the indemnity provided in Sections 7.1, 7.2 or 7.3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Manager on the other hand from the offering of the Units; provided, however, that in no case shall the Manager be responsible for any amount in excess of total discounts and commissions received by the Manager with respect to the offering of the Units pursuant to this Agreement and any Terms Agreements. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds (before deducting expenses) received by the Partnership from sales of the Units pursuant to this Agreement and any Terms Agreements, and benefits received by the Manager shall be deemed to be equal to the total discounts and commissions received by the Manager in connection therewith. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this Section 7.4.

8.        Termination.

8.1	The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through the Manager, then Section 4.28 shall remain in full force and effect, (ii) with respect to any pending sale of Units through the Manager, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.2	The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.3	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8.1 or 8.2 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

8.4	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3.1(g) of this Agreement.

8.5	In the case of any purchase of Units by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus.

9.        Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10.        Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, (fax no. 646-291-1469) or, if sent to the Partnership, will be mailed, delivered or telefaxed to Teekay Offshore Partners L.P., 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-346-2048).

11.        Successors and Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement has been and is made solely for the benefit of the Manager and the Partnership and, to the extent provided in Section 7 of this Agreement, the officers, directors, employees, agents and controlling persons referred to in Section 7 and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

12.        No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transactions contemplated by this Agreement.

13.        Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership and the Manager with respect to the subject matter hereof.

14.        Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.        Waiver of Jury Trial. The Partnership hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.        Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.        Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.        Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2.1 above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Earnings Announcement” shall mean a press release or other public announcement containing its earnings, revenues or other results of operations for a quarterly or annual period.

“Earnings 6-K” shall mean a Report on Form 6-K which includes substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data, officers’ quotations and non-GAAP measures and related disclosure) that the Partnership identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the latest Prospectus Supplement filed pursuant to Rule 424(b) of the rules and regulations under the Act prior to the relevant Applicable Time.

“Registration Statement” shall mean the registration statement referred to in Section 2.1 above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2.1 hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the Manager.

Very truly yours, TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C., its general partner

By:	/s/ Peter Evensen
Name: Peter Evensen Title: CEO and CFO

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Gabriel Lepine
Name: Gabriel Lepine Title: Vice President

SCHEDULE I

TEEKAY OFFSHORE PARTNERS L.P.

Operating Subsidiaries and Ownership

1.	The Partnership directly owns:

(a)	all of the issued and outstanding capital stock of Teekay Offshore Finance Corp., a Marshall Islands corporation;

(b)	a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);

(c)	100% of the outstanding stock of Teekay FSO Finance Pty Ltd., an Australian corporation, which owns 100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”);

(d)	a 100% membership interest in Navion Bergen L.L.C., a Marshall Islands limited liability company (“Navion Bergen”);

(e)	a 100% membership interest in Varg L.L.C., a Marshall Islands limited liability company (“Varg LLC”), which owns a 1% interest in Teekay Offshore European Holdings Cooperatief U.A., a Dutch corporation (“TOEH”);

(f)	a 100% membership interest in Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company (“Teekay Offshore Holdings”);

(g)	a 100% membership interest in Teekay Al Rayyan L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Samba Spirit L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Lambada Spirit. L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Teekay Shuttle Tanker Finance L.L.C., a Marshall Islands limited liability company (“Teekay Shuttle Tankers”);

(k)	a 100% membership interest in Piranema L.L.C., a Marshall Islands limited liability company; and

(l)	a 0.01% interest in Teekay Piranema Servicos de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil.

2.	TAOH directly owns 100% of the membership interest of Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).

3.	Teekay Offshore Holdings directly owns:

(a)	a 100% membership interest in Teekay Offshore Operating GP LLC, a Marshall Islands limited liability company, which owns a 0.91% interest in Teekay Offshore Operating LP, a Marshall Islands limited liability company (the “Operating Company”);

(b)	a 99.09% interest in the Operating Company;

(c)	a 100% membership interest in Teekay Hiload LLC, a Marshall Islands limited liability company;

(d)	a 100% membership interest in Gina Krogg L.L.C., a Marshall Islands limited liability company;

(e)	a 100% interest in Tiro Sidon L.L.C. , a Marshall Islands limited liability company (“Tiro Sidon”);

(f)	a 100% interest in Voyageur L.L.C., a Marshall Islands limited liability company which directly owns 100% of the shares of Teekay Voyageur Production Limited, a company incorporated under the Companies Act of Scotland;

(g)	a 100% membership interest in Logitel Offshore Rig I L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Logitel Offshore Rig II L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Logitel Offshore Rig III L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Logitel Offshore Rig IV L.L.C., a Marshall Islands limited liability company;

(k)	a 100% membership interest in Siri Holdings L.L.C., a Marshall Islands limited liability company (“Siri Holdings”);

(l)	a 100% membership interest in Logitel Offshore L.L.C., a Marshall Islands limited liability company;

(m)	a 99% interest in TOEH;

(n)	a 100% membership interest in Petrojarl I L.L.C., a Marshall Islands limited liability company;

(o)	100% of the outstanding stock of Teekay Offshore Group Ltd., a Marshall Islands corporation; and

(p)	a 100% membership interest in Knarr L.L.C., a Marshall Islands limited liability company.

4.	The Operating Company directly owns:

(a)	a 100% membership interest in Pattani Spirit L.L.C., a Marshall Islands limited liability company (“Pattani Spirit”);

(b)	100% of outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);

(c)	a 99.99% interest in Teekay Offshore Australia Trust, an Australian trust (“Karratha Spirit”);

(d)	100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore Corporation (“TOO Pte”), which owns 100% of the outstanding stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”);

(e)	100% of the outstanding shares of Teekay Australia Offshore Pty Ltd., an Australian corporation (“Karratha Trustee”), which serves as the trustee of Karratha Spirit and directly owns a 0.01% interest in Karratha Spirit, which together with the interest owned directly by the Operating Company constitutes 100% of the ownership interest in Karratha Spirit;

(f)	100% of the ownership interests in Amundsen Spirit L.L.C., a Marshall Islands limited liability company (“Amundsen Spirit”);

(g)	100% membership interest in Nansen Spirit L.L.C., a Marshall Islands limited liability company (“Nansen Spirit”);

(h)	a 100% membership interest in Scott Spirit L.L.C., a Marshall Islands limited liability company (“Scott Spirit”);

(i)	100% of ownership interest in Peary Spirit L.L.C., a Marshall Islands limited liability company. (“Peary Spirit”);

(j)	100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”); and

(k)	100% membership interest in Teekay Offshore Operating Holdings L.L.C., a Marshall Island limited liability company, which owns 100% membership interest in Teekay Offshore Charting L.L.C., a Marshall Islands limited liability company.

5.	Teekay Navion directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Pte. Ltd., a Singapore corporation (“Logitel Pte”);

(b)	100% of the outstanding shares of Logitel Offshore Holdings Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding shares of Gina Krog Offshore Pte. Ltd., a Singapore corporation.

6.	Nordic Holdings directly owns:

(a)	a 50% membership interest in Partrederiet Stena Ugland Shuttle Tankers III DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Natalita”);

(b)	a 50% membership interest in Stena Spirit L.L.C., an Isle of Man limited liability company (“Stena Spirit”);

(c)	a 50% membership interest in Nordic Rio L.L.C., a Marshall Islands limited liability company (“Nordic Rio”);

(d)	a 100% membership interest in Apollo Spirit L.L.C., a Marshall Islands limited liability company (“Apollo Spirit”); and

(e)	a 100% membership interest in Clipper L.L.C., a Marshall Islands limited liability company (“Clipper”).

7.	Apollo Spirit directly owns an 89% membership interest KS Apollo Spirit, a Norwegian limited partnership (“KS Apollo Spirit”).

8.	Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”).

9.	Norsk Teekay directly owns

(a)	100% of the outstanding stock of Teekay Norway HiLoad AS, a Norwegian corporation; and

(b)	100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).

10.	Teekay Norway directly owns:

(a)	100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”);

(b)	100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);

(c)	100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”); and

(d)	100% of the outstanding stock of Navion Gothenburg AS, a Norwegian corporation (“Gothenburg AS”).

11.	Ugland Nordic directly owns:

(a)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Sirita”); and

(b)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Alexita”).

12.	Navion Offshore directly owns 100% of the outstanding stock of Teekay Shipping Partners Holding AS, a Norwegian corporation, which directly owns 66.67% of the outstanding preferred stock of Partrederiet Teekay Shipping Partners DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Heidrun Shuttles”).

13.	TOEH directly owns:

(a)	a 100% interest in VARG Production AS, a Norwegian corporation;

(b)	100% of the outstanding stock of Piranema Production AS, a Norwegian corporation, which owns a 99.99% interest in Piranema Servicios de Petroleo Ltda.;

(c)	100% of the outstanding stock of ALP Maritime Group B.V., a Dutchco which directly owns 100% of the outstanding stock of ALP Maritime Services B.V., a Dutchco, ALP Maritime Holding B.V., a Dutchco (“ALP Maritime Holding”), and ALP Ocean Towage Holding B.V., a Dutchco (“ALP Towage Holding”);

(d)	100% of the outstanding stock of Logitel Offshore Holding AS, a Norwegian corporation;

(e)	a 99.99% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(f)	100% of the outstanding stock of Petrojarl I Production AS, a Norwegian corporation, which owns a 0.01% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(g)	100% of the outstanding stock of T.P.O. Siri AS, a Norwegian corporation, which owns a 1% interest in Teekay Petrojarl Producao Petrolifera do Brasil Ltda., a sociedad limitada organized under the laws of Brazil (“Petrojarl Producao”);

(h)	a 50% interest in OOG-TK Libra GmbH, a limited liability company registered with the register of companies in the Republic of Austria, which owns a nominal interest in OOG-TK Libra GmbH & Co KG, a limited liability company registered with the register of companies in the Republic of Austria (“OOG-TK Libra”), which owns a 100% ownership interest in OOG-TK Libra Operator Holdings Limited, a Cayman Islands limited liability company, and 99.9% of OOG-TK Libra Producao De Petroleo Ltda., a sociedad limitada organized under the laws of Brazil;

(i)	a 50% interest in OOG-TK Libra;

(j)	100% of the outstanding stock of Teekay Grand Banks Shipping AS, a Norwegian corporation, which directly owns 100% of the outstanding stock of Teekay Grand Banks AS, a Norwegian corporation (“Grand Banks”); and

(k)	A 100% interest in Teekay Knarr AS, a Norwegian corporation.

14.	Grand Banks directly owns:

(a)	100% of the outstanding stock of Teekay (Atlantic) Management ULC, a British Columbia corporation; and

(b)	100% of the outstanding stock of Teekay (Atlantic) Chartering ULC, a British Columbia corporation.

15.	ALP Maritime Services B.V. directly owns 100% of ALP Maritime Contractors B.V., a Dutchco.

16.	ALP Maritime Holding directly owns:

(a)	100% of the outstanding stock of ALP Defender B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Keeper B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Striker B.V., a Dutchco; and

(d)	100% of the outstanding stock of ALP Sweeper B.V., a Dutchco.

17.	ALP Towage Holding directly owns:

(a)	100% of the outstanding stock of ALP Guard B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Winger B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Centre B.V., a Dutchco;

(d)	100% of the outstanding stock of ALP Forward B.V., a Dutchco;

(e)	100% of the outstanding stock of ALP Ace B.V., a Dutchco; and

(f)	100% of the outstanding stock of ALP Ippon B.V., a Dutchco.

18.	Logitel Pte directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Rig I Pte. Ltd., a Singapore corporation;

(b)	100% of the outstanding shares of Logitel Offshore Rig II Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding stock of Logitel Offshore Norway AS, a Norwegian corporation.

19.	Teekay Shuttle Tankers directly owns:

(a)	a 100% interest in Bossa Nova Spirit L.L.C., a Marshall Islands limited liability company; and

(b)	a 100% interest in Sertanejo Spirit L.L.C., a Marshall Islands limited liability company.

20.	Siri Holdings directly owns:

(a)	a 100% membership interest in T.P.O. Siri LLC, a Marshall Islands limited liability company (“Siri FPSO”); and

(b)	a 99% interest in Petrojarl Producao.

21.	Tiro Sidon directly owns:

(a)	a 1% partnership interest in Tiro Sidon UK L.L.P., a limited liability partnership incorporated in England and Wales under the Limited Liability Partnerships Act of 2000 (“Tiro Sidon UK”);

(b)	a 100% membership interest in Tiro Sidon Holdings L.L.C., a Marshall Islands limited liability company, which owns a 99% partnership interest in Tiro Sidon UK; and

(c)	a 50% interest in OOG-TKP Oil Services, Ltd., a company organized under the laws of the Cayman Islands.

22.	Tiro Sidon UK directly owns:

(a)	a 50% ownership interest in OOG-TKP FPSO GmbH, a limited liability company registered with the register of companies in the Republic of Austria; and

(b)

a 50% partnership interest in OOG-TKP FPSO GmbH & Co KG, a limited partnership registered with the register of companies in the Republic of Austria, which owns 99.9% of OOG-TKP Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil and a 100% interest in OOG-TKP Operator Holdings, Ltd., a company organized under the laws of the Cayman Islands (“OOG-TKP Operator”).

23.	OOG-TKP Operator owns 0.1% of OOG-TKP Producao de Petroleao Ltda, and 0.1% of OOG-TK Libra Producao De Petroleo Ltd

ANNEX A

TEEKAY OFFSHORE PARTNERS L.P.

LIST OF VESSELS AND OWNERS

	Vessel	Owner	Jurisdiction of Registration
1.	Navion Europa	Partrederiet Teekay Shipping Partners DA	Bahamas
2.	Navion Britannia	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
3.	Navion Scandia	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
4.	Stena Alexita	Partrederiet Stena Ugland Shuttle Tankers I DA	Bahamas
5.	Navion Marita	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
6.	Navion Hispania	Teekay Grand Banks Shipping AS	Canada
7.	Navion Oceania	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
8.	Navion Anglia	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
9.	Stena Sirita	Partrederiet Stena Ugland Shuttle Tankers II DA	Bahamas
10.	Navion Bergen	Navion Bergen LLC	Bahamas
11.	Navion Oslo	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
12.	Stena Natalita	Partrederiet Stena Ugland Shuttle Tankers III DA	Bahamas
13.	Stena Spirit*	Stena Spirit LLC	Bahamas
14.	Nordic Spirit	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
15.	Petronordic	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
16.	Petroatlantic	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
17.	Navion Stavanger	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
18.	Nordic Rio	Nordic Rio LLC	Bahamas
19.	Nordic Brasilia	Teekay Navion Offshore Loading Pte. Ltd	Bahamas
20.	Navion Gothenburg	Navion Gothenburg LLC	Bahamas
21.	Amundsen Spirit	Amundsen Spirit LLC	Bahamas
22.	Nansen Spirit	Nansen Spirit LLC	Bahamas
23.	Peary Spirit	Peary Spirit LLC	Bahamas
24.	Scott Spirit	Scott Spirit LLC	Bahamas
25.	Samba Spirit	Samba Spirit LLC	Bahamas
26.	Lambada Spirit	Lambada Spirit LLC	Bahamas

27.	Bossa Nova Spirit	Bossa Nova Spirit LLC	Bahamas
28.	Sertanejo Spirit	Sertanejo Spirit LLC	Bahamas
29.	HiLoad DP No. 1	Teekay Hiload LLC	Cyprus
30.	Apollo Spirit	KS Apollo Spirit	Liberia
31.	Dampier Spirit	Dampier Spirit LLC	Bahamas
32.	Pattani Spirit	Pattani Spirit LLC	Bahamas
33.	Navion Saga	Navion Offshore Loading AS	Bahamas
34.	Falcon Spirit	Teekay Al Rayyan LLC	Bahamas
35.	Suksan Salamander	Clipper L.L.C.	Bahamas
36.	Randgrid (Gina Krog FSO)	Gina Krog Offshore Pte. Ltd.	Bahamas
37.	Petrojarl Varg	Varg L.L.C.	Bahamas
38.	Petrojarl Cidade de Rio das Ostras	TPO Siri LLC	Bahamas
39.	Petrojarl I	Petrojarl I L.L.C.	Bahamas
40.	Voyageur Spirit	Voyageur L.L.C.	Bahamas
41.	Piranema Spirit	Piranema LLC	Bahamas
42.	Petrojarl Cidade de Itajai	OOG TKP FPSO Gmbh & Co KG	Bahamas
43.	Petrojarl Knarr	Knarr L.L.C.	Bahamas
44.	Navion Norvegia (Libra FPSO)	OOG TK Libra Gmbh & Co KG	Bahamas
45.	Arendal Spirit	Logitel Offshore Rig I Pte. Ltd.	Bahamas
46.	ALP Ace	ALP Ace B.V.	Netherlands
47.	ALP Winger	ALP Winger B.V.	Netherlands
48.	ALP Ippon	ALP Ippon B.V.	Netherlands
49.	ALP Forward	ALP Forward B.V.	Netherlands
50.	ALP Guard	ALP Guard B.V.	Netherlands
51.	ALP Centre	ALP Centre B.V.	Netherlands

ANNEX B

TEEKAY OFFSHORE PARTNERS L.P.

Common Units

TERMS AGREEMENT

[    ]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Dear Sirs:

Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August 18, 2016 (the “Equity Distribution Agreement”), between the Partnership and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)].

[Citigroup Global Markets Inc. shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per share to be paid by Citigroup Global Markets Inc. to the Partnership for the Purchased Units. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Partnership the number of the Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Distribution Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C., its general partner

By:
Name:
Title:

ACCEPTED as of the date

first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:	Common Units Representing Limited Partner Interests
Number of Units of Purchased Units:

[Number of Units of Additional Units:]

[Price to Public:]

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:
Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1) The opinions referred to in Sections 4.12-4.21.
(2) The opinion referred to in Section 4.22.
(3) The accountant’s letter referred to in Section 4.23.
(4) The officers’ certificate referred to in Section 4.11.
(5) Such other documents as the Manager shall reasonably request.

ANNEX C

OPINION FROM PARTNERSHIP’S U.S. COUNSEL

Opinion should be to the effect that:

1.	The statements with respect to legal matters or legal conclusions in the (a) Registration Statement and the Prospectus under the caption “Material United States Federal Income Tax Considerations” and (b) Form 20-F for the year ended December 31, 2015, filed with the Commission on April 18, 2016 (the “Form 20-F”) under the captions “Item 4. Information on the Partnership—E. Taxation of the Partnership—United States Taxation” and “Item 10. Additional Information—Material U.S. Federal Income Tax Considerations” are, in all material respects, an accurate discussion of the material U.S. federal income tax considerations addressed therein. (We do not opine or comment on the representations and statements of fact of the Partnership included in such discussion.)

2.	Our opinion filed as Exhibit 8.1 to the Form 6-K furnished to the Commission on August 18, 2016 and incorporated by reference into the Registration Statement is confirmed and you may rely upon such opinion as if it were addressed to you.

3.	To our knowledge and except as described in the Registration Statement and the Prospectus, there are no outstanding options or warrants to purchase (a) any Common Units, Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units, Series D Preferred Units (each of the Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units and Series D Preferred Units as defined in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 29, 2016 (the “Partnership Agreement”)), Incentive Distribution Rights or other interests in the Partnership, (b) any membership interests in the General Partner, (c) any partnership interests in the Operating Company or (d) any equity interests in the Operating Subsidiaries.

4.

To our knowledge, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Teekay Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Teekay Entity under the Act, except for any such rights held by (a) the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement, (b) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Purchasers named on Schedule A thereto, dated as of July 1, 2015, (c) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to Common Units of the Partnership, and (d) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to certain preferred units and warrants of the Partnership (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to the Offering.

5.	The statements (a) in the Registration Statement under the captions “The Partnership Agreement,” “Cash Distributions” and “Description of the Common Units,” (b) in the Partnership’s Form 8-A/A filed on July 29, 2016 (the “Form 8-A/A”) under the captions “Our Partnership Agreement” and “Cash Distributions,” and (c) in subsection b) in the Form 20-F under the caption “Item 7. Major Unitholders and Related Party Transactions – B. Certain Relationships and Related Party Transactions,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement under the captions “Cash Distributions” and “Description of the Common Units” and in the Form 8-A/A under the captions “Our Partnership Agreement” and “Cash Distributions.”

6.	The Registration Statement became effective under the Act on August 5, 2014; the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in a manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

7.	Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement or the Prospectus, each of the Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and on the date hereof (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

8.	The Partnership’s offering, issuance and sale of the Common Units, and the Partnership’s execution and delivery of the Equity Distribution Agreement, and consummation of the transactions contemplated by the Equity Distribution Agreement do not (a) violate statutory or regulatory U.S. federal laws or statutory or regulatory laws of the State of New York that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Equity Distribution Agreement and transactions similar to the transactions contemplated by the Equity Distribution Agreement, or (b) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Material Agreement. (We do not comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents.) “Material Agreement” means any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed by the Partnership as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement).

9.	Without independent verification of the factual accuracy, completeness or fairness of the documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Partnership prior to the date hereof (other than exhibits thereto and the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, each of such documents appears on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

10.	To our knowledge, (a) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement or the Prospectus that is not disclosed in the Registration Statement or the Prospectus as required and (b) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that is required to be described in the Registration Statement or the Prospectus by the Act or to be filed by the Act as an exhibit to the Registration Statement that is not described or filed as required.

11.	The Partnership is not, and immediately upon giving effect to the Offering, the sale of the Common Units and the application of the proceeds thereof as described under “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

12.	All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Partnership with any United States federal or New York governmental or regulatory authority required for the issuance of securities, the execution and delivery by the Partnership of the Equity Distribution Agreement and the consummation of the transactions contemplated by the Equity Distribution Agreement have been made or obtained.

ANNEX D

OPINION FROM PARTNERSHIP’S ASSOCIATE GENERAL COUNSEL OR GENERAL

COUNSEL

Opinion should be to the effect that:

Such counsel has examined originals, or copies certified or otherwise identified to such counsel’s satisfaction, of the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel’s attention that cause such counsel to believe that:

(a)	the Registration Statement, as of the date of the Equity Distribution Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)	the Prospectus, as of its issue date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(except that, with respect to clauses (a) and (b) of this sentence, such counsel makes no statement with respect to (i) any financial statements, including the notes and schedules thereto and the auditors’ reports, if any, thereon or (ii) other financial or statistical data included in the Registration Statement or the Prospectus).

ANNEX E

OPINION FROM PARTNERSHIP’S MARSHALL ISLANDS COUNSEL

Opinion should be to the effect that:

1.	Each of the Partnership and the Operating Company has been duly formed and is validly existing in good standing as a limited partnership under Marshall Islands Law, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement and the Prospectus.

2.	Each of the General Partner and OLP GP has been duly formed and is validly existing in good standing as a limited liability company under Marshall Islands Law, and each has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement and the Prospectus.

3.	Each of the Marshall Islands Subsidiaries is validly existing in good standing as a limited liability company or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company or corporate power, as applicable, and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement and the Prospectus.

4.	The General Partner owns of record a 2% general partner interest in the Partnership (not including for purposes of such calculation any outstanding preferred units of the Partnership) and is the sole general partner of the Partnership. Such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. To our knowledge, the General Partner beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement or the Prospectus, and (ii) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws, as applicable.

5.

As of the date hereof, the General Partner owns of record all of the Incentive Distribution Rights (as defined in the Partnership Agreement) of the Partnership. As of the date hereof, 38,211,772 common units (the “Sponsor Units”) of the Partnership are owned by Teekay Finance Limited, a Bermuda company, through a brokerage account. The Sponsor Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act (the “MI LPA”) and except as may otherwise be provided in the Partnership Agreement). To our knowledge, the General Partner beneficially owns the Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement or the Prospectus, and (ii) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws, as applicable.

6.	The Units to be issued pursuant to the Equity Distribution Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to you against payment therefor in accordance with the terms of the Equity Distribution Agreement will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the MI LPA and except as may otherwise be provided in the Partnership Agreement).

7.	Teekay Holdings Limited, a Bermuda company, owns of record 100% of the membership interests in the General Partner. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and are fully paid (to the extent required under the limited liability company agreement of the General Partner) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 (the “MI LLCA”) and except as may otherwise be provided in the limited liability company agreement of the General Partner).

8.	The Partnership owns of record all of the membership interests in Teekay Offshore Holdings L.L.C. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings L.L.C. and are fully paid (to the extent required under the limited liability company agreement of Teekay Offshore Holdings L.L.C.) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the MI LLCA and except as may otherwise be provided in the limited liability company agreement of Teekay Offshore Holdings L.L.C.). To our knowledge, the Partnership beneficially owns its membership interests in Teekay Offshore Holdings L.L.C. free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions. The term “Claim Exceptions” with respect to any general partner interest, limited partner interest, limited liability company membership interest, shareholding interest, or other ownership interest as used herein shall mean: (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement or the Prospectus, (ii) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement or the Prospectus, and (iii) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable.

9.

Teekay Offshore Holdings L.L.C. owns of record 100% of the membership interests in OLP GP. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP and are fully paid (to the extent required under the limited liability company agreement of OLP GP) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the MI LLCA and except as may otherwise be provided in the limited liability company agreement of OLP GP). To our knowledge, Teekay Offshore Holdings L.L.C. beneficially owns such membership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

10.	(i) Teekay Offshore Holdings L.L.C. owns of record a 99.09% limited partner interest in the Operating Company; and (ii) OLP GP owns of record a 0.91% general partner interest in the Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of the Operating Company and are fully paid (to the extent required under the limited partnership agreement of the Operating Company) and, with respect to the limited partner interests, nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the MI LPA and except as may otherwise be provided in the limited partnership agreement of the Operating Company). To our knowledge, Teekay Offshore Holdings L.L.C. and OLP GP each beneficially owns its respective partner interests in the Operating Company free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

11.	Listed on Schedule 1B are the owners of record of the stock or membership interests described in Schedule 1B, as applicable, of each of the Marshall Islands Subsidiaries. Such stock or membership interests described in Schedule 1B, as applicable, have been duly authorized and validly issued in accordance with the organizational documents of each such Marshall Islands Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the organizational documents of each Marshall Islands Subsidiary) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and except as may otherwise be provided in the applicable organizational documents). To our knowledge, the Operating Company, the Partnership, Teekay Shuttle Tanker Finance L.L.C., Teekay Offshore Holdings L.L.C., Siri Holdings L.L.C., or Tiro Sidon L.L.C., as the case may be, beneficially owns the stock or membership interests, as applicable, of each of the Marshall Islands Subsidiaries as described in Schedule 1B, as applicable, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

12.	Except as described in the Registration Statement and the Prospectus (inclusive of the documents incorporated by reference therein, including the Partnership Agreement), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in Partnership or the Operating Company, (ii) any membership interests in the General Partner or OLP GP, or (iii) any equity interests in any Marshall Islands Subsidiary (except as provided in Section 78 of the Business Corporations Act of the Republic of the Marshall Islands), in each case pursuant to the limited partnership agreement or limited liability company agreement or articles of incorporation or bylaws of such entity. To our knowledge, and except as described in the Registration Statement or the Prospectus (inclusive of the documents incorporated by reference therein, including the Partnership Agreement), there are no outstanding options or warrants to purchase (i) any common units, Incentive Distribution Rights, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series C-1 Preferred Units, or Series D Preferred Units (each as defined in the Partnership Agreement) or other interests in the Partnership, (ii) any partnership interests in the Operating Company, (iii) any membership interests in the General Partner or OLP GP, or (iv) any equity interests in any Marshall Islands Subsidiary, in each case granted by the relevant issuer of such equity securities referenced in (i)-(iv).

13.	The Partnership has all requisite limited partnership power and authority to execute and deliver the Equity Distribution Agreement, and to perform its obligations thereunder and to consummate the transactions contemplated thereby, including the issuance, sale and delivery of the Units by the Partnership in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement.

14.	All limited partnership action required to be taken by the Partnership pursuant to Marshall Islands Law, for the authorization, execution and delivery of the Equity Distribution Agreement, and the consummation of the transactions contemplated thereby, has been validly taken.

15.	The Equity Distribution Agreement has been validly executed and delivered by the Partnership.

16.	The Partnership Agreement constitutes a valid and legally binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, except that (i) the enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

17.	The execution, delivery and performance of the Equity Distribution Agreement and the consummation of the transactions contemplated thereby, including the offering, issuance and sale by the Partnership of the Units in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement do not and will not (i) conflict with or constitute a violation of the organizational documents of any of the Teekay Entities, (ii) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), the agreements or instruments governed by Marshall Islands Law and listed on Schedule 2 hereto, (iii) violate Marshall Islands law, (iv) violate any judgment, order or decree of which we are aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of the Marshall Islands directed to any of the Teekay Entities in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands to which any of them is a party, or (v) to our knowledge, result in the creation or imposition of any pledges, liens, encumbrances, security interests, charges, equities or other claims by operation of law of the Republic of the Marshall Islands upon any property or assets of the Teekay Entities.

18.

No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of the Marshall Islands having jurisdiction over the Teekay Entities or any of their respective properties is required in connection with the execution and delivery of the Equity Distribution Agreement by the Partnership, the performance of the transactions contemplated thereby by the Partnership or the performance by the Partnership of its obligations thereunder, including the offering, issuance and sale by the Partnership of the Units in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement.

19.	To our knowledge, no permits, consents, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for any of the Teekay Entities to own or lease its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Republic of the Marshall Islands governmental authority (i) currently held or previously obtained, applied, received or filed by any of the Teekay Entities or (ii) necessary for the ownership or operation of Marshall Islands flagged vessels.

20.	The statements (i) in the Partnership’s Form 20-F for the year ended December 31, 2015 under the captions “Item 4. Information on the Partnership — E. Taxation of the Partnership — Marshall Islands Taxation” and “Item 10. Additional Information — Non-United States Tax Consequences — Marshall Islands Tax Consequences” and (ii) in the Registration Statement and the Prospectus under the captions “Non-United States Tax Considerations — Marshall Islands Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

21.	The choice of New York law to govern the Equity Distribution Agreement and any applicable Terms Agreement constitutes a valid choice of law under Marshall Islands Law.

22.	A judgment granted by a foreign court against the Partnership, other than a judgment for taxes, a fine or other penalty, or a judgment for support in matrimonial matters, may be recognized in the Republic of the Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal (although the court may stay proceedings until the relevant appeal has been determined or until the expiration of a period of time sufficient to enable the defendant to prosecute the appeal). A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.